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                                  EXHIBIT 23.2
                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


As independent petroleum engineers, we hereby consent to the incorporation by reference into the Registration Statement on Form S-8 pertaining to Stock Option Agreement/Bill I. Pennington of Inland Resources Inc. of our reserve report and all schedules, exhibits, and attachments thereto, and to any reference made to us, included in the Annual Report (Form 10-K) of Inland Resources Inc. for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                         /s/ Ryder Scott Company Petroleum
                                         Engineers

Denver, Colorado
August 7, 2000